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                                                                 EXHIBIT 10.3


                                          October 19, 1998





Mr. Robert W. Greene, III
President, Jeffboat LLC and
American Commercial Terminals LLC
1030 E. Market Street
Jeffersonville, IN 47130


Dear Bob:

      This letter sets forth the mutual understandings and agreements between you and American Commercial Lines LLC ("ACL") on the terms and conditions upon which you will continue your employment with the company through October 31, 2001. These terms are as follows:

1. Your current annual base salary will continue in effect with the opportunity for adjustment pursuant to ACL's regular salary adjustment programs.

2. You will have the opportunity to receive a performance based bonus for calendar year 1998 under ACL bonus plan terms to be negotiated for all ACL employees with the Board of Managers of American Commercial Lines Holdings LLC, the ACL parent company. For calendar years 1999, 2000 and 2001, your performance based bonus opportunity will be 0% to 100% of your annual base salary under the terms of the ACL bonus plan to become effective for such years, with a plan based target of 65% of base salary.

3. You will receive a fixed annual bonus of $150,000 for each of three successive twelve month periods comprised of October 31, 1998-October 30, 1999, October 31, 1999-October 30, 2000, and October 31, 2000-October 30, 2001, and payable in January 2000, 2001, and 2002, respectively.

4. You will receive a transaction retention bonus, equal to your current base salary plus your highest cash bonus paid in the previous three calendar years, payable in January 1999.

5. You commit to continue your employment with Jeffboat and American Commercial Terminals in you current job assignments through October 31, 2001 which will then be the effective date for your retirement from ACL unless otherwise mutually agreed pursuant to a modification or extension of this letter agreement. You commit to identify, assist in hiring if deemed appropriate, and cultivate a qualified person as your replacement.

6. All terms and conditions, rights and benefits provided under the ACL Severance Pay Plan, implemented in April 1998, are hereby terminated.